Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Sale of Certain Businesses and Other Interests

On January 8, 2018, MMA Capital Management, LLC (the “Company”) entered into a series of material definitive agreements with affiliates of the Hunt Companies, Inc. (“Hunt”), in which the Company sold certain business lines and assets to Hunt and converted to an externally managed business model by engaging Hunt to perform management services for the Company. The Company also agreed to issue, and Hunt agreed to acquire, 250,000 of the Company’s common shares in a private placement at an average purchase price of $33.50 per share.

With respect to the sale of business lines and assets, the Company sold to Hunt (i) its low-income housing tax credit (“LIHTC”) business, (ii) its international asset and investment management business, (iii) the loan origination, servicing and management components of its renewable energy lending (“Energy Capital”) business, (iv) its bond servicing platform; and (v) certain miscellaneous investments (collectively, the “Disposed Assets” and the foregoing sale transaction is hereinafter referred to as the “Disposition”). The Disposition also included certain management, expense reimbursement and other contractual rights held by the Company with respect to its renewable energy, LIHTC and international investment funds and ventures. As consideration for the Disposition, Hunt agreed to pay the Company $57 million and to assume certain liabilities of the Company. The Company provided seller financing and received a $57 million note from Hunt FS Holdings II, LLC (the “Buyer”) that has a term of seven years, is prepayable at any time and bears interest at the rate of 5% per annum. The unpaid principal balance on the note will amortize in 20 equal quarterly payments of $2.85 million beginning on March 31, 2020. Additionally, the Company may also receive additional purchase price consideration for the Disposition based on the performance of the transferred LIHTC businesses.

The Company’s existing option to purchase the LIHTC business of Morrison Grove Management, LLC (“MGM”) was converted to a purchase agreement (the “MGM PSA”), pursuant to which the Company agreed to complete the purchase of MGM subject to certain conditions precedent. In addition, the Company signed an agreement to acquire from an affiliate of MGM certain assets pertaining to a specific LIHTC property (the “Woodside Agreement” and together with the MGM PSA, the “MGM Agreements”). Hunt has the right to elect to take assignment of the MGM Agreements and acquire the MGM LIHTC business directly from MGM.

In considering the effects of the Disposition, the Company’s continuing operations will consist primarily of its: (i) investments in bonds and other debt obligations that finance affordable housing and infrastructure in the U.S.; (ii) equity investments in its renewable energy lending joint ventures; (iii) the $57 million note receivable from Hunt; (iv) derivative financial instruments that are used to hedge interest and foreign currency exchange risks of the Company; and (v) other assets and liabilities, including various LIHTC assets and the Company’s subordinated debt.

As part of the transaction, the Company engaged Hunt to externally manage the Company’s continuing operations. All employees of the Company were hired by Hunt. In consideration for the external management services, the Company has agreed to pay Hunt and (i) a base management fee, which is payable quarterly in arrears and is calculated as a percentage of the Company’s GAAP common shareholders’ equity, with certain annual true-ups, and (ii) an incentive fee payable on 20% of the annual total return to common shareholders in excess of 7%. The Company also agreed to reimburse Hunt for certain allocable overhead costs.

Refer to Item 1.01 of this Current Report on Form 8-K for more information about the Disposition.

Basis of Presentation

The accompanying unaudited pro forma condensed financial information should be read in conjunction with the Company’s historical consolidated financial statements that are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”) and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Third Quarter 2017 Form 10-Q”), as filed with the United States Securities and Exchange Commission (the “SEC”) on March 16, 2017 and November 9, 2017, respectively. Such historical consolidated financial statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”).

1

Because the Disposition qualifies as a discontinued operation (as defined in Accounting Standards Codification Topic 205 – Presentation of Financial Statements) that has not been reflected in the Company’s historical consolidated financial statement filings with the SEC, pro forma income statements are provided herein for all historical financial statement periods that are presented in the aforementioned filings with the SEC. In this regard, the accompanying unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2017 and for the years ended December 31, 2016, 2015 and 2014 are presented as if the Disposition occurred on January 1, 2014, the beginning of the earliest period presented. The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 is presented as if the Disposition had occurred on that date. Additionally, pro forma presentations of new contractual arrangements that were executed in conjunction with the Disposition have been limited to the most recent interim period.

The accompanying unaudited pro forma condensed financial information, which is based on and derived from the consolidated financial statements in the Company’s 2016 Form 10-K and Third Quarter 2017 Form 10-Q, was prepared in accordance with Article 11 of Regulation S-X. Pro forma adjustments that we made to historical financial information are described in the accompanying notes and are based on information and assumptions that were available at the time of filing of this Current Report on Form 8-K. Pro forma adjustments were made only for those amounts that we determined to be directly attributable to the Disposition, factually supportable, and with respect to the unaudited pro forma condensed consolidated statements of income, expected to have a continuing impact on our consolidated results.

The preparation of this unaudited pro forma condensed financial information required us to make difficult, complex and subjective judgments involving matters that are inherently uncertain. We base our accounting estimates and assumptions on historical experience and on judgments that are believed to be reasonable under the circumstances known to us at the time. Actual results could differ materially from these estimates. We applied our critical accounting policies and estimation methods consistently in all material respects and for all periods presented and have discussed those policies with our Audit Committee.

The unaudited pro forma condensed consolidated financial information has been presented for illustrative and informational purposes and is not intended to reflect or be indicative of the Company’s consolidated results of operations or financial condition had the Disposition occurred on the aforementioned dates and should not be taken as a representation of the Company’s future consolidated results of operations or financial condition.

2

MMA Capital Management, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share data)

	At September 30, 2017
	As	Pro Forma
	Reported	Adjustments	Notes	Pro Forma
ASSETS
Cash and cash equivalents	$32,341	$(6,490)	(a)	$25,851
Restricted cash	58,840	(38,706)	(b)	20,134
Bonds available-for-sale (includes $131,080 pledged as collateral)	142,951	12,904	(c)	155,855
Investments in partnerships	232,244	(111,979)	(d)	120,265
Other assets	69,120	20,901	(e)	90,021
Total assets	$535,496	$(123,370)		$412,126

LIABILITIES AND EQUITY
Debt	$224,726	$(15,493)	(f)	$209,233
Accounts payable and accrued expenses	7,581	(5,458)	(g)	2,123
Unfunded equity commitments to lower tier property partnerships related to consolidated funds and ventures ("CFVs")	8,003	(8,003)	(h)	─
Deferred revenue	─	22,835	(i)	22,835
Other liabilities	58,408	(47,745)	(j)	10,663
Total liabilities	$298,718	$(53,864)		$244,854

Equity
Noncontrolling interests in CFVs and IHS Property Management ("IHS PM")	$101,052	$(100,808)	(k)	$244
Common shareholders’ equity:
Common shares, no par value (5,746,587 shares issued and outstanding and 89,073 non-employee directors' and employee deferred shares issued at September 30, 2017)	96,727	23,621	(l)	120,348
Accumulated other comprehensive income ("AOCI")	38,999	7,681	(m)	46,680
Total common shareholders’ equity	135,726	31,302		167,028
Total equity	236,778	(69,506)		167,272
Total liabilities and equity	$535,496	$(123,370)		$412,126

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information for more information

3

MMA Capital Management, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the nine months ended September 30, 2017
	As	Pro Forma
	Reported	Adjustments	Notes	Pro Forma
Interest income
Interest on bonds	$7,108	$529	(n)	$7,637
Interest on loans and short-term investments	914	1,861	(o)	2,775
Total interest income	8,022	2,390		10,412

Interest expense
Bond related debt	1,326	177	(p)	1,503
Non-bond related debt	─	─		─
Total interest expense	1,326	177		1,503
Net interest income	6,696	2,213		8,909

Non-interest revenue
Asset management fees and reimbursements	19,020	(18,449)	(q)	571
Other income	1,358	(666)	(r)	692
Revenue from CFVs	4,768	(3,317)	(s)	1,451
Total non-interest revenue	25,146	(22,432)		2,714
Total revenues, net of interest expense	31,842	(20,219)		11,623

Operating and other expenses
Interest expense	3,430	(276)	(t)	3,154
Salaries and benefits	15,543	(13,062)	(u)	2,481
General and administrative	2,060	(1,157)	(v)	903
Professional fees	5,387	(2,726)	(w)	2,661
Management fees	─	5,723	(x)	5,723
Other expenses	2,016	(380)	(y)	1,636
Expenses from CFVs	30,407	(29,428)	(z)	979
Total operating and other expenses	58,843	(41,306)		17,537

Net gains on bonds	620	─		620
Net losses on loans	(4,530)	─		(4,530)
Net gains on real estate and other investments	1,700	─		1,700
Net gains on derivatives and other assets	2,501	─		2,501
Net gains on extinguishment of liabilities	4,838	─		4,838
Equity in income from unconsolidated funds and ventures	11,468	(925)	(cc)	10,543
Net gains related to CFVs	10	─		10
Equity in losses from lower tier property partnerships of CFVs	(9,421)	9,421	(ee)	─
Net (losses) income from continuing operations before income taxes	(19,815)	29,583		9,768
Income tax expense	(550)	─		(550)
Net (loss) income	(20,365)	29,583		9,218
Loss allocable to noncontrolling interests:
Net losses allocable to noncontrolling interests in CFVs and IHS PM:
Related to continuing operations	33,842	(33,844)	(gg)	(2)
Net income allocable to common shareholders	$13,477	$(4,261)		$9,216

Basic and diluted income per common share	$2.29			$1.56
Basic and diluted weighted-average common shares outstanding	5,890			5,890

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information for more information

4

 MMA Capital Management, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the year ended December 31, 2016
	As	Pro Forma
	Reported	Adjustments	Notes	Pro Forma
Interest income
Interest on bonds	$11,494	$387	(n)	$11,881
Interest on loans and short-term investments	3,495	(198)	(o)	3,297
Total interest income	14,989	189		15,178

Interest expense
Bond related debt	1,477	111	(p)	1,588
Non-bond related debt	687	─		687
Total interest expense	2,164	111		2,275
Net interest income	12,825	78		12,903

Non-interest revenue
Asset management fees and reimbursements	8,860	(7,887)	(q)	973
Other income	2,968	(1,076)	(r)	1,892
Revenue from CFVs	3,966	(3,074)	(s)	892
Total non-interest revenue	15,794	(12,037)		3,757
Total revenues, net of interest expense	28,619	(11,959)		16,660

Operating and other expenses
Interest expense	4,436	(157)	(t)	4,279
Salaries and benefits	17,113	(8,412)	(u)	8,701
General and administrative	2,793	(1,095)	(v)	1,698
Professional fees	5,335	(1,374)	(w)	3,961
Other expenses	1,247	461	(y)	1,708
Expenses from CFVs	36,237	(35,550)	(z)	687
Total operating and other expenses	67,161	(46,127)		21,034

Net gains on bonds	12,217	─		12,217
Net losses on loans	(2,415)	─		(2,415)
Net gains on real estate and other investments	1,828	─		1,828
Net gains on derivatives and other assets	4,790	─		4,790
Net losses on extinguishment of liabilities	(17)	─		(17)
Net gains transferred into net income from AOCI due to consolidation or real estate foreclosure	25,860	(4,204)	(bb)	21,656
Equity in income from unconsolidated funds and ventures	8,872	(671)	(cc)	8,201
Net losses related to CFVs	(451)	─		(451)
Equity in losses from lower tier property partnerships of CFVs	(17,254)	17,254	(ee)	─
Net (losses) income from continuing operations before income taxes	(5,112)	46,547		41,435
Income tax expense	(679)	300		(379)
Net (loss) income	(5,791)	46,847		41,056
Loss allocable to noncontrolling interests:
Net losses allocable to noncontrolling interests in CFVs and IHS PM:
Related to continuing operations	46,611	(46,566)	(gg)	45
Net income allocable to common shareholders	$40,820	$281		$41,101

Basic income per common share	$6.53			$6.57
Diluted income per common share	6.44			6.49
Weighted-average common shares outstanding:
Basic	6,254			6,254
Diluted	6,628			6,628

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information for more information

5

MMA Capital Management, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the year ended December 31, 2015
	As	Pro Forma
	Reported	Adjustments	Notes	Pro Forma
Interest income
Interest on bonds	$13,611	$(91)	(n)	$13,520
Interest on loans and short-term investments	2,383	(190)	(o)	2,193
Total interest income	15,994	(281)		15,713

Interest expense
Bond related debt	1,336	─		1,336
Non-bond related debt	1,002	─		1,002
Total interest expense	2,338	─		2,338
Net interest income	13,656	(281)		13,375

Non-interest revenue
Income on preferred stock investment	4,353	─		4,353
Asset management fees and reimbursements	6,807	(6,045)	(q)	762
Other income	2,517	(656)	(r)	1,861
Revenue from CFVs	988	(988)	(s)	─
Total non-interest revenue	14,665	(7,689)		6,976
Total revenues, net of interest expense	28,321	(7,970)		20,351

Operating and other expenses
Interest expense	7,293	(97)	(t)	7,196
Salaries and benefits	15,733	(7,327)	(u)	8,406
General and administrative	3,223	(1,051)	(v)	2,172
Professional fees	3,967	(1,009)	(w)	2,958
Other expenses	7,457	(4,764)	(y)	2,693
Expenses from CFVs	37,797	(37,797)	(z)	─
Total operating and other expenses	75,470	(52,045)		23,425

Net gains on bonds	6,513	─		6,513
Net gains on loans	150	─		150
Net gains on real estate and other investments	11,253	─		11,253
Net gains on derivatives and other assets	9,238	─		9,238
Net gains on extinguishment of liabilities	4,175	(4,175)	(aa)	─
Equity in income from unconsolidated funds and ventures	865	(372)	(cc)	493
Net gains related to CFVs	853	─		853
Equity in losses from lower tier property partnerships of CFVs	(22,219)	22,219	(ee)	─
Net (losses) income from continuing operations before income taxes	(36,321)	61,747		25,426
Income tax expense	(263)	─		(263)
Net (loss) income	(36,584)	61,747		25,163
Loss allocable to noncontrolling interests:
Net losses allocable to noncontrolling interests in CFVs and IHS PM:
Related to continuing operations	54,983	(54,983)	(gg)	─
Net income allocable to common shareholders	$18,399	$6,764		$25,163

Basic and diluted income per common share	$2.68			$3.66
Basic and diluted weighted-average common shares outstanding	6,881			6,881

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information for more information

6

 MMA Capital Management, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the year ended December 31, 2014
	As	Pro Forma
	Reported	Adjustments	Notes	Pro Forma
Interest income
Interest on bonds	$17,974	$(87)	(n)	$17,887
Interest on loans and short-term investments	1,114	(254)	(o)	860
Total interest income	19,088	(341)		18,747

Interest expense
Bond related debt	2,392	─		2,392
Non-bond related debt	728	─		728
Total interest expense	3,120	─		3,120
Net interest income	15,968	(341)		15,627

Non-interest revenue
Income on preferred stock investment	5,260	─		5,260
Asset management fees and reimbursements	3,580	951	(q)	4,531
Other income	1,816	(13)	(r)	1,803
Revenue from CFVs	16,494	(5,122)	(s)	11,372
Total non-interest revenue	27,150	(4,184)		22,966
Total revenues, net of interest expense	43,118	(4,525)		38,593

Operating and other expenses
Interest expense	13,776	(144)	(t)	13,632
Salaries and benefits	12,708	(4,366)	(u)	8,342
General and administrative	3,447	(897)	(v)	2,550
Professional fees	5,372	(922)	(w)	4,450
Other expenses	3,482	3,289	(y)	6,771
Expenses from CFVs	90,435	(75,252)	(z)	15,183
Total operating and other expenses	129,220	(78,292)		50,928

Net gains on bonds	12,293	─		12,293
Net gains on loans	150	─		150
Net gains on real estate and other investments	882	─		882
Net gains on derivatives and other assets	4,143	─		4,143
Net gains on extinguishment of liabilities	1,899	─		1,899
Net gains transferred into net income from AOCI due to consolidation or real estate foreclosure	2,003	─		2,003
Equity in income from unconsolidated funds and ventures	6,738	105	(aa)	6,843
Net gains related to CFVs	15,227	(15,365)	(dd)	(138)
Equity in losses from lower tier property partnerships of CFVs	(32,730)	32,730	(ee)	─
Net losses due to deconsolidation of CFVs	(23,867)	15,331	(ff)	(8,536)
Net (losses) income from continuing operations before income taxes	(99,364)	106,568		7,204
Income tax expense	(242)	─		(242)
Net (loss) income	(99,606)	106,568		6,962
Loss allocable to noncontrolling interests:
Net losses allocable to noncontrolling interests in CFVs and IHS PM:
Related to continuing operations	100,216	(90,921)	(gg)	9,295
Net income allocable to common shareholders	$610	$15,647		$16,257

Basic and diluted income per common share	$0.08			$2.13
Basic and diluted weighted-average common shares outstanding	7,647			7,647

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information for more information

7

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements as adjusted to give effect to the Disposition. The unaudited pro forma condensed consolidated statements of income for the years ending December 31, 2016, 2015 and 2014 and for the nine months ended September 30, 2017 are presented as if the Disposition occurred on January 1, 2014. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 is presented as if the Disposition had occurred on that date. Additionally, pro forma presentations of new contractual arrangements that were executed in conjunction with the Disposition have been limited to the most recent year and interim period.

2.	Pro Forma Adjustments

Explanations that follow correspond to note references that are identified in the unaudited pro forma condensed financial information that is provided on pages 3 - 7 of this exhibit:

(a)	This pro forma adjustment was made to reduce recognized cash balances to reflect the conveyance of cash to the Buyer, including (i) $3.0 million of cash associated with the international asset and investment business and (ii) $3.5 million of escrowed funds that will be used to satisfy certain assigned obligations of the Company.

(b)	This total includes a pro forma adjustment that was made to derecognize $23.5 million of restricted cash of funds and ventures that were deconsolidated upon settlement of the Disposition, as well as pro forma adjustments that were made to derecognize $15.0 million of cash collateral that was conveyed to Buyer in conjunction with the Buyer’s assumption of the Company’s financial guarantees to low income housing tax credit (“LIHTC”) business and $0.2 million of miscellaneous restricted cash.

(c)	This pro forma adjustment was made to reverse the elimination of a performing multifamily tax-exempt bond investment from the Company’s Consolidated Balance Sheet. Such bond investment was previously eliminated for reporting purposes due to the consolidation of a related affordable housing partnership, which was deconsolidated from the Company’s Consolidated Balance Sheet upon settlement of the Disposition due to the transfer to the Buyer of the Company’s general partner interest in such partnership.

(d)	This total includes pro forma adjustments that were made to derecognize $108.3 million of equity investments in lower tier property partnerships (“LTPPs”) and recognize $0.4 million of equity investments in guaranteed LIHTC funds in conjunction with the deconsolidation of guaranteed LIHTC funds from the Company’s Consolidated Balance Sheet upon settlement of the Disposition. The balance of pro forma adjustments were made primarily to derecognize $4.1 million of equity investments in certain international investment funds that were conveyed to the Buyer as part of the Disposition.

(e)	This total includes a pro forma adjustment that was made to recognize a $57.0 million loan receivable from Hunt that was received as partial consideration for the Disposition. The effects of recognizing such loan receivable were partially offset by pro forma adjustments that were made to derecognize (i) $30.0 million of other assets of affordable housing partnerships and guaranteed LIHTC funds that were deconsolidated from the Company’s Consolidated Balance Sheet upon the settlement date of the Disposition, (ii) $3.5 million of other assets of the Company’s international asset and investment management business that was conveyed to Hunt; and (iii) $2.6 million of other assets that were conveyed to the Buyer as part of the Disposition.

(f)	This total includes pro forma adjustments that were made to derecognize (i) $12.9 million of debt obligations of affordable housing partnerships and guaranteed LIHTC funds that were deconsolidated from the Company’s Consolidated Balance Sheet upon settlement of the Disposition and (ii) $2.6 million of other debt obligations that were assumed by Hunt.

(g)	This total includes pro forma adjustments that were made to derecognize (i) $4.6 million of employee compensation-related obligations that were assumed by Hunt, (ii) $0.3 million of other, accrued expenses associated with U.S.-based businesses of the Company that were assumed by Hunt and (iii) $0.6 million of other payables of the international asset and investment management business that were assumed by Hunt.

8

(h)	This pro forma adjustment was made to derecognize $8.0 million of unfunded equity commitments to LTPPs in conjunction with the deconsolidation of guaranteed LIHTC funds from the Company’s Consolidated Balance Sheet upon settlement of the Disposition.

(i)	This pro forma adjustment was made to (i) reclassify $9.9 million of deferred revenue from other liabilities and (ii) recognize $13.0 million of deferred revenue in connection with the conveyance of the Company’s subordinated loan from MGM to Hunt.

(j)	This total primarily includes a pro forma adjustment that was made to derecognize $34.0 million of other liabilities in conjunction with the deconsolidation of guaranteed LIHTC funds and other affordable housing partnerships from the Company’s Consolidated Balance Sheet upon the settlement of the Disposition, as well as includes pro forma adjustments that were made to derecognize (i) $2.9 million of unamortized guarantee fees associated with a guarantee that was assumed by Hunt and $0.9 million of liabilities of the Company’s international asset and investment management business that were assumed by the Buyer. Additionally, this total includes pro forma adjustments that were made to reclassify (i) $9.5 million of deferred revenue associated with the Company’s 2014 sale of its LIHTC business to MGM and (ii) $0.4 million of other deferred revenue to “Deferred revenue.”

(k)	This total reflects pro forma adjustments that were made to derecognize $100.8 million of noncontrolling interests in the guaranteed LIHTC funds and other affordable housing partnerships that were deconsolidated from the Company’s Consolidated Balance Sheet upon settlement of the Disposition.

(l)	This total reflects pro forma adjustments that were made to recognize the net increase to common shareholders’ equity before accumulated other comprehensive income as a result of the Disposition. This estimated increase was not reflected in the pro forma consolidated statements of operations because it is non-recurring in nature.

(m)	This total includes pro forma adjustments that were made to (i) derecognize cumulative foreign currency translation adjustments of $3.4 million that were historically recognized in connection with the financial statements of the international asset and investment management business and (ii) reinstate $4.3 million of accumulated other comprehensive income as a result of the deconsolidation of an affordable housing partnership upon settlement of the Disposition.

(n)	Pro forma adjustments were made in all reporting periods to derecognize servicing fee income that was reported as interest income in connection with the conveyance of the Company’s bond servicing function to Hunt (servicing fee income related to the Company’s bond investments was historically recognized in interest income). Other pro forma adjustments were made for both the nine months ended September 30, 2017 and the year ended December 31, 2016 to increase bond interest income in connection with a performing multifamily tax-exempt bond investment that was previously eliminated for reporting purposes, but that was recognized on the Company’s Consolidated Balance Sheet upon settlement of the Disposition. See note (d) above for more information.

(o)	For the nine months ended September 30, 2017, a pro forma adjustment was made to recognize $2.1 million of interest income associated with the Company’s loan receivable from Hunt, which was received as consideration for the Disposition. This pro forma adjustment was made assuming that the Company’s loan receivable was recognized on January 1, 2017 in order to approximate the income from a fixed-income investment in place of the income from the disposed business lines. As the size of the disposed businesses were consistent throughout 2017, the pro forma adjustment was implemented as of January 1, 2017, rather than implementing the pro forma estimate back to January 1, 2014 where both: (i) the size of the Disposition would have been materially different and (ii) the credit conditions for the loan receivable may have resulted in materially different credit terms for the Company. Additional pro forma adjustments were made for all reporting periods in order to remove interest income associated with cash collateral and other cash balances that were conveyed to Hunt in connection with the Disposition.

(p)	For the nine months ended September 30, 2017 and for the year ended December 31, 2016, pro forma adjustments were made to reclassify interest expense (from “Operating and other expenses – Interest expense” to “Interest expense – Bond related debt”) associated with debt that funds the bond investment that is discussed in note (c) above. Interest expense associated with this bond investment was historically classified as part of Operating and other expenses because such debt did not finance an asset for which the Company recognized interest income.

(q)	For all reporting periods, pro forma adjustments were made to derecognize asset management fees and reimbursement income that historically were recognized in connection with businesses conveyed to Hunt in the Disposition. As a result of the Disposition, the Company will deconsolidate CFVs associated with 11 guaranteed funds. The deconsolidation of these guaranteed funds results in a pro forma adjustment for the year ended December 31, 2014, to recognize $3.8 million of additional fee income which had previously been eliminated. See notes (r) and (y) for additional information on the bad debt recovery and bad debt expense pro forma adjustments associated with the additional revenues reported here.

9

(r)	Pro forma adjustments were made in all reporting periods to derecognize servicing fee income that was reported as other income in consideration of the conveyance of the Company’s bond servicing function to Hunt (servicing fee income that related to bond investments held by third parties was historically recognized in Other income). Other pro forma adjustments were made for the year ended December 31, 2016 and for the nine months ended September 30, 2017, primarily to reverse other income that was historically recognized by the Company in connection with financial guarantees to TC Fund I, and such guarantees were assumed by Hunt as part of the Disposition. For the year ended December 31, 2014, a pro forma adjustment was reflected to recognize $0.9 million of bad debt recovery associated with asset management fees which had previously been eliminated. See notes (q) and (y) for additional information on the asset management fees and bad debt expense pro forma adjustments associated with the bad debt recovery reported here.

(s)	These totals reflect pro forma adjustments that were made in all reporting periods to derecognize income associated with LIHTC guaranteed funds and affordable housing partnerships that were deconsolidated from the Company’s Consolidated Balance Sheet upon settlement of the Disposition. For the year ended December 31, 2014, a pro forma adjustment was also made to reverse revenues that were historically recognized in connection with the South Africa Workforce Housing Fund, which was consolidated for most of such reporting period in the Company’s historical financial statements.

(t)	For the nine months ended September 30, 2017 and for the year ended December 31, 2016, pro forma adjustments were made to derecognize interest expense associated with $2.6 million of other debt obligations that were assumed by the Buyer, such debt did not exist in either calendar year ended December 31, 2015 or 2014.

(u)	For the nine months ended September 30, 2017, a pro forma adjustment was made to reverse $13.1 million of salaries & benefits expenses that were recognized by the Company during such reporting period. This adjustment was made in consideration of a pro forma adjustment that was made in the same reporting period to recognize $5.7 million of expense associated with the Company’s management agreement with Hunt (see footnote x below). For the years ended December 31, 2016, 2015 and 2014, pro forma adjustments were also made to reverse salaries and benefits expenses associated with employees of the international asset and investment management business that were conveyed to the Buyer. Such adjustments were made for (i) $6.2 million for the year ended December 31, 2016, (ii) $6.5 million for the year ended December 31, 2015 and (iii) $4.4 million for the year ended December 31, 2014. Further, for the years ended December 31, 2016 and 2015, pro forma adjustments were also made to derecognize salaries & benefits costs of employees of the Company’s Energy Capital business line that were transferred to the Buyer on the settlement date of the Disposition. Such adjustments were made for (i) $2.2 million for the year ended December 31, 2016 and (ii) $0.8 million for the year ended December 31, 2015.

(v)	For the nine months ended September 30, 2017, a pro forma adjustment was made to derecognize $1.2 million of general & administrative expenses that were historically recognized by the Company for that reporting period. This adjustment was made in consideration of a pro forma adjustment in the same reporting period to recognize $5.7 million of expense associated with the Company’s management agreement with Hunt (see footnote x below). For the years ended December 31, 2016, 2015 and 2014, pro forma adjustments were made to reverse general & administrative expenses of the international asset and investment management business that was conveyed to the Buyer.

(w)	For all reporting periods, pro forma adjustments were made to derecognize professional fees that were historically recognized in connection with the international asset and investment management business that was conveyed to the Buyer. Further, for the nine months ended September 30, 2017, pro forma adjustments were made to derecognize transaction costs of $1.2 million and additional overhead adjustments that were related to the Disposition.

(x)	For the nine months ended September 30, 2017, a pro forma adjustment was made to recognize $5.7 million of expense associated with the Company’s management agreement with Hunt. This pro forma adjustment included (i) a $2.6 million management fee (calculated as the product of (x) 1.5% (or, a prorated portion of the annual base rate of 2.0%) and (y) $176.7 million of pro forma diluted common shareholders’ equity as of September 30, 2017, which includes $167.0 million as reported on page 3 plus the deemed exercise of the Company’s outstanding employee option award liability of $9.7 million as of September 30, 2017), (ii) a $1.5 million incentive management fee (or, 20% of the estimated, year-to-date increase in diluted common shareholders equity in excess of 7.0%), and (iii) $1.6 million of reimbursements to Hunt associated with (x) non-investment employee costs, (y) the costs associated with the Chief Executive Officer and Chief Financial Officer and (y) certain general and administrative costs and professional fees incurred by Hunt for work on behalf of the Company.

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(y)	For all reporting periods, pro forma adjustments were made to derecognize other expenses that were historically reported by the Company in connection with businesses or other functions that were conveyed to the Buyer. For the year ended December 31, 2015, pro forma adjustments were also made to remove (i) $1.7 million of foreign currency remeasurement-related losses, (ii) a $1.6 million impairment charge that we recognized in connection with our equity co-investment in the South Africa Workforce Housing Fund and (iii) a $1.2 million loan-related impairment charge that was recognized by our international asset and investment management business. For the year ended December 31, 2014, a pro forma adjustment was made to recognize $3.1 million of bad debt expense associated with asset management fees that had previously been eliminated. See notes (q) and (r) for additional information on the asset management fees and bad debt recovery adjustments associated with the bad debt expense reported here.

(z)	These totals reflect pro forma adjustments that were made in all reporting periods to derecognize expenses associated with LIHTC guaranteed funds and affordable housing partnerships that were deconsolidated from the Company’s Consolidated Balance Sheet upon settlement of the Disposition. For the year ended December 31, 2014, a pro forma adjustment was also made to derecognize expenses that were historically recognized in the Company’s financial statements as a result of the consolidation of the South African Workforce Housing Fund (“SAWHF”) during that reporting period.

(aa)	For the year ended December 31, 2015, a pro forma adjustment was made to derecognize an extinguishment gain that was recognized by the Company in connection with debt obligations of the Company’s international asset and investment management business that was conveyed to the Buyer.

(bb)	A pro forma adjustment was made for the year ended December 31, 2016 to derecognize a bond investment-related consolidation gain that was recognized by the Company when it acquired the general partner interest of an affordable housing partnership. Such general partner interest was conveyed to the Buyer as part of the Disposition and, as a result, such affordable partnership was deconsolidated upon the settlement of the Disposition. Accordingly, a pro forma adjustment was made to derecognize the aforementioned consolidation gain.

(cc)	For all reporting periods, pro forma adjustments were made to derecognize equity in income (losses) that were recognized in connection with equity co-investments that were conveyed to the Buyer as part of the Disposition. Additionally, for the years ended December 31, 2016 and 2015, as well as for the nine months ended September 30, 2017, pro forma adjustments were made to reverse intra-entity elimination adjustments that were recognized by the Company in connection with revenues associated with services that it rendered to unconsolidated funds and ventures and for which it owned equity investments. Such pro forma adjustments were made for (i) $0.9 million for the nine months ended September 30, 2017, (ii) $1.1 million for the year ended December 31, 2016 and (iii) $0.4 million for the year ended December 31, 2015.

(dd)	For the year ended December 31, 2014, a proforma adjustment was made to reverse gains that were historically recognized in the Company’s financial statements as a result of its consolidation of the SAWHF.

(ee)	For all reporting periods, pro forma adjustments were made to derecognize equity in losses that were recognized by the Company in connection with equity investments in LTPPs in conjunction with the deconsolidation of guaranteed LIHTC funds from the Company’s Consolidated Balance Sheet upon settlement of the Disposition.

(ff)	During the year ended December 31, 2014, the Company recognized losses associated with the reinstatement of equity investments in LTPPs that had been historically eliminated in the Company’s Consolidated Statement of Operations. A proforma adjustment was made during the year ended December 31, 2014 to derecognize these losses as such equity investments in LTPPs were derecognized in conjunction with the deconsolidation of guaranteed LIHTC funds from the Company’s financial statements upon settlement of the Disposition.

(gg)	For all reporting periods, pro forma adjustments were made to derecognize noncontrolling interests in guaranteed LIHTC funds and affordable housing partnerships that were deconsolidated from the Company’s Consolidated Balance Sheet upon settlement of the Disposition. For the years ended December 31, 2016 and 2015, as well as for the nine months ended September 30, 2017, pro forma adjustments were also made to derecognize noncontrolling interests in IHS Property Management Proprietary Limited. Further, for the year ended December 31, 2014, a pro forma adjustment was made to derecognize noncontrolling interests in the SAWHF, which was deconsolidated from the Company’s financial statement in 2014 upon settlement of the Disposition.

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